Exhibit 1.01

LOGITECH INTERNATIONAL S.A.
CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2018

SECTION ONE: INTRODUCTION
This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). In this Conflict Minerals Report (“CMR”), references to “Logitech”, the “Company”, “we”, “us” or “our” refer to Logitech International S.A. and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.
Logitech manufactures or contracts to manufacture products that may contain gold, tantalum, tin and tungsten (“3TG”) that are necessary to the functionality or production of the products. Accordingly, the Company has undertaken the measures described in this CMR to trace the origin of these minerals and whether they may have been sourced from the Democratic Republic of Congo (“DRC”) or any of its adjoining countries (collectively, the “Covered Countries”).
Statements in this CMR are based on our due diligence activities performed to date in good faith and are based on information available at the time of this filing, unless otherwise indicated. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data, availability of smelter and refiner (collectively referred to as “Smelters” in this CMR) data, errors or omissions by suppliers or Smelters, ongoing certification of Smelters, continued guidance or amendments to the Rule, and other issues. Additionally, this CMR may contain forward-looking statements reflecting the efforts we strive to achieve in the future as we continue to improve our responsible sourcing program. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.

1. Company Overview
Logitech International S.A., together with its consolidated subsidiaries, (“Logitech” or the “Company”) is a world leader in designing, manufacturing and marketing products that help connect people to digital and cloud experiences. More than 35 years ago, Logitech created products to improve experiences around the personal computer (PC) platform, and today it is a multi-brand, multi-category company designing products that enable better experiences consuming, sharing and creating any digital content such as music, gaming, video and computing, whether it is on a computer, mobile device or in the cloud. Logitech's brands include Logitech, Jaybird, Ultimate Ears, Logitech G, ASTRO Gaming and Blue Microphones.
Logitech was founded in Switzerland in 1981, and Logitech International S.A. has been the parent holding company of Logitech since 1988. Logitech International S.A. is a Swiss holding company with its registered office in Apples, Switzerland, which conducts its business through subsidiaries in the Americas (including North and South America), EMEA (Europe, Middle East, Africa) and Asia Pacific (including, among other countries, China, Taiwan, Japan, India and Australia). Shares of Logitech International S.A. are listed on both the SIX Swiss Exchange, under the trading symbol LOGN, and the Nasdaq Global Select Market, under the trading symbol LOGI.
Our products participate in five large market opportunities: Creativity & Productivity, Gaming, Video Collaboration, Music and Smart Home.
On August 21, 2018, Logitech acquired all equity interests in Blue Microphones Holding Corporation (“Blue Microphones”), a leading audio brand. The Blue Microphones products, and related activities from the acquisition date, are included within the scope of this report. During 2018, Logitech conflict minerals procedures covered the suppliers of Blue Microphones.

SECTION TWO: LOGITECH PRODUCTS
Conflict minerals in the form of the 3TGs were necessary to the functionality or production of the following categories of products that we manufactured or contracted to manufacture during 2018:

•	Creativity and Productivity Products: Pointing devices, Keyboard & Combos, PC Webcams, Tablet & Other Accessories

•	Gaming products: Gaming keyboards, mice, headsets and simulation products such as steering wheels and flight sticks, ASTRO Gaming headsets

•	Video Collaboration products: Conference Cams

•	Music products: Mobile Speakers, Audio-PC & Wearables

•	Smart Home products: Home entertainment controllers, connected smart home device controllers, home security cameras
These products are more fully described in our Annual Report on Form 10-K, which can be accessed on our website at: http://ir.logitech.com/financial-info/sec-filings/ or on the Securities and Exchange Commission’s website at http://www.sec.gov.

SECTION THREE: REASONABLE COUNTRY OF ORIGIN INQUIRY
For the reporting period from January 1 to December 31, 2018, Logitech conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the conflict minerals necessary to the functionality or production of the products (“Necessary Conflict Minerals”) that we manufactured or contracted to manufacture originated in the Covered Countries. To make this determination, we engaged with our direct suppliers of materials, parts, components or products potentially containing 3TG (“In-Scope Suppliers”) to identify the Smelters of the Necessary Conflict Minerals.
Our RCOI included the following steps:

•	From a total of 376 suppliers, 284 out of 376 were identified as In-Scope Suppliers;

•
We are a member of the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (the “CFSI”). We survey our In-Scope Suppliers using the current version of the RMI Conflict Minerals Reporting Template Revision 5.11 (“CMRT” or “Template”), which includes questions about the location or mine of origin. In-Scope Suppliers are obligated to make similar efforts to survey their supply chain using CMRT and report the facilities and location or mine of origin for 3TG. Given our position in the supply chain and the fact that Logitech does not directly purchase raw materials, we are several tiers away from the Smelters and country of origin for the 3TG used in our products. We therefore rely on our first-tier suppliers to provide information and we carry out appropriate due diligence activities to check and verify the accuracy of information provided by those suppliers.

•
We reviewed the information provided by the In-Scope Suppliers with respect to a number of evaluation criteria to assess the adequacy of the information provided and determine the potential for sourcing from the Covered Countries. The reviewing criteria included but was not limited to:

◦	Mandatory fields of the CMRT report were complete and accurate;

◦	The Smelters information was consistent with the Smelter database available to RMI members; and

◦	Verification of supplier 3TG reported usage against Bill of Materials by applying an established criteria and knowledge of where 3TG materials are utilised at component/part and product levels.

•	We followed up with In-Scope Suppliers where necessary to clarify the information they provided or to seek additional information as part of our due diligence efforts.

•
We implemented regular review and consolidation of all supplier responses. If any supplier does not provide timely and accurate information, an escalation process is engaged to address non-responders and obtain required information.

•
We documented country of origin information of Smelter facilities which were identified by In-Scope Suppliers from multiple resources, including the independent third party audit programs (e.g., RMI RCOI data), the survey result of all In-Scope Suppliers, direct contacts with Smelters, and Smelters’ public official statements.

Our RCOI executive outcomes:
We sought and obtained a 100% response rate from In-Scope Suppliers. In-Scope Suppliers’ responses and RMI RCOI data indicated that some of the Smelters used in our supply chain may obtain 3TG from the Covered Countries. Other In-Scope Suppliers are using 3TG sources from outside the Covered Countries, recycled or scrap 3TG, or 3TG sources of unknown origin. Accordingly, we conducted due diligence to determine the source of 3TG metals and have prepared this Conflict Minerals Report.

Table 1. RCOI response of Logitech

Logitech
In-Scope suppliers	284
Response ratio	100%

SECTION FOUR: DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the 3TG that are necessary to the functionality or production of our products to ascertain whether these conflict minerals originated in the Covered Countries and financed or benefited non-state armed groups in any of these countries.
Design of Our Due Diligence Measures
Our conflict minerals due diligence measures are aligned with the requirements of the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1.	Establish strong company management systems for conflict minerals supply chain due diligence;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities annually.

Due Diligence Measures Performed
As a purchaser, Logitech is many tiers removed from the mining of 3TG; Logitech does not purchase raw ore or unrefined conflict minerals, and does not directly purchase from the Covered Countries. The Smelters are consolidating points for raw ore and are best-positioned to determine and know the origin of the ores. For downstream users like Logitech, it is not possible to determine the origin of 3TG without information from suppliers and Smelters.
As a member of the RMI, we leverage the due diligence conducted on Smelters by the RMI’s Responsible Minerals Assurance Process (the “RMAP”), formerly known as the Conflict-Free Smelter Program (the ”CFSP”). The RMAP uses independent private sector auditors to audit Smelters who agree to participate, including their 3TG chain of custody and the mines of origin. Smelters are deemed to be conformant with RMAP when the independent auditor has taken a risk-based approach to validate Smelters’

company level management processes for responsible mineral procurement and verified that the Smelters’ 3TG originates from conflict free mines in the Covered Countries.
Our due diligence measures included the following activities:

1.
We utilized our existing experienced internal team to implement Logitech’s Conflict Minerals Program again in 2018. The team includes representatives from the following functions: Sustainability; Global Sourcing; Legal; Investor Relations; and Finance.

2.
We reviewed and updated our Conflict Minerals Policy in 2018 and continue to make it available at: http://www.logitech.com/content/dam/logitech/logitech-sustainability/en/pdf/resources/Conflict-Minerals-Policy-Aug-2018.pdf

3.
We established requirements and continued to incorporate these requirements into our standard supplier contracts to define Logitech’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to Logitech.

4.
We compared the Smelters identified by relevant In-Scope Suppliers via the supply chain survey against the list of facilities that have received a “conflict-free” designation for tantalum, tin, tungsten and gold, from organizations such as the RMAP Conformant Smelters & Refiners list, the London Bullion Market Association (the “LBMA”) Good Delivery List, and the Responsible Jewellery Council (the “RJC”) Chain-of-Custody Certification Program.

5.
We defined a risk management plan for the relevant In-Scope Suppliers that present a potential conflict minerals risk. In reporting year 2018, we continued to increase our engagement with a number of In-Scope Suppliers, e.g,. in-person training, and also document audit. In addition, we requested those In-Scope Suppliers, who reported Smelters not yet participating in an independent third party audit program, to provide an action plan to reach conflict-free status by either removing those Smelters from their supply chain or encouraging Smelters to participate in independent third party audit programs. To the extent reasonably possible, we also verified the mine sources information reported by Smelters relying on different resources, e.g., contacting Smelters directly, reviewing publicly available information, and utilizing RMI resources.

6.
In reporting year 2018, 73 Smelters that were reported as potential sources of 3TG that were believed to have been in Logitech supply chain were removed from Logitech supply chain at Logitech’s request or by suppliers themselves, after confirmation with the concerned Suppliers that they were erroneously reported in our supply chain.

7.
We supported the RMI Responsible Minerals Assurance Process, and required relevant In-Scope Suppliers in the Logitech supply chain to encourage the facilities in their supply chain to participate in the RMAP.

SECTION FIVE: DUE DILIGENCE RESULTS
Out of the 269 entities listed by our suppliers as potential Smelters, 252 of these entities were identified as certified Conflict-Free using the RMAP Conformant Smelters & Refiners list, the LBMA Good Delivery List, and the RJC Chain-of-Custody Certification Program. According to the RMAP Active Smelters & Refiners list, another 4 Smelters were engaged in the RMAP audit and certification process. Accordingly, 95.2% of the Smelters are conformant with RMAP or in the audit process. The RMAP conformant status of the remaining 13 processing facilities could not be determined.
Table 2 below illustrates our progress with Smelters compared to reporting year 2017.

Table 2: Progress in Smelters’ Status

	2017		2018
	Number	% of Total	Number	% of Total
Compliant	251	82.6%	252	93.7%
In process	8	2.6%	4	1.5%
Not yet participating	45	14.8%	13	4.8%
Total	304	100%	269	100%

Table 3 further illustrates our results for each metal by setting forth the number and percentage of Smelters’ facilities that were either Conflict-Free or in the process of becoming compliant as of March 29, 2019.

Table 3: 2018 Conflict Free or In Audit Process Smelters, by Metal

Metal	Smelters verified as conflict-free or in the audit process
Tantalum	40 of 40 (100%)
Tin	71 of 75 (94.7%)
Tungsten	39 of 41* (95.1%)
Gold	106 of 113 (93.8%)

* 39 active Tungsten smelters are certified as conforming to RMAP. The other 2 Tungsten smelters were closed or no longer operated in 2018. Active tungsten smelters are verified as 100% conflict-free.

Logitech supports the refinement and expansion of the RMAP Conformant Smelters & Refiners list of participating Smelters through its membership in the RMI.
36% of our suppliers reported at a product level, and the remaining 64% were capable of reporting at company level. Therefore, the majority of our suppliers were unable to separate out their supply chain to specifically identify any 3TG which were used in Logitech products or components. We are therefore unable, at this time, to verify that all 3TGs reported by our In-Scope Suppliers were used in Logitech products or components. We are also unable to verify that any of the 3TG Smelters that our In-Scope Suppliers identified were part of our raw materials supply chain. Nonetheless, we have made a reasonable good faith effort to collect and evaluate the information concerning 3TG Smelters based on information provided by our In-Scope Suppliers.
We have therefore elected not to present the Smelters’ names in this report, with the exception of the Smelters that are certified Conflict-Free using the RMAP Conformant Smelters & Refiners list, the LBMA Good Delivery List, and the RJC Chain-of-Custody Certification Program. Attachment A to this Conflict Minerals Report sets forth the name of the said Smelters.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin
Through our participation in RMI, the OECD implementation programs, and requesting our suppliers to complete the CMRT we have determined that seeking information about 3TG Smelters in our supply chain represents the most reasonable effort we can make to determine the mine or location of origin of the 3TG in our supply chain, as outlined in Section Four above (“Due Diligence Measures”).

SECTION SIX: NEXT STEPS
Logitech currently intends to undertake the following steps, during the next compliance period, with the intention of further mitigating risks associated with supply chain sourcing and conflict minerals:

•	Continue our training, auditing, engagement and other due diligence activities with suppliers to:

◦	Ensure all In-Scope suppliers understand and fully comply with our established Conflict Minerals Policy and associated requirements;

◦	Maintain oversight of our supply chain and identify the source of any 3TG;

◦	Confirm the conflict-free status of identified Smelters via independent conflict-free Smelter validation programs; and

◦	Encourage Smelters to participate in third party audit programs such as the RMI Responsible Minerals Assurance Process or equivalent programs.

•
Continue our work with an independent third party specialist to engage directly with individual suppliers to understand any relevant compliance challenges and the work that is needed to fast-track transition to conflict-free status.

•	Continue our support of RMI to encourage further adoption and improvement of relevant good practices, programs, tools and standards.

•
Develop due diligence plans showing the actions the supplier will take to engage, request and encourage Smelters that are not yet engaged in RMAP, or an equivalent certification program, to engage in such programs and to obtain evidence of conflict-free status.

Attachment A

List of Certified Conflict-Free Smelters

This list presents consolidated information compiled from the CMRT forms provided by our In-Scope Suppliers, the RMAP Conformant Smelters & Refiners list, the London Bullion Market Association (LBMA) Good Delivery List, and the Responsible Jewellery Council (RJC) Chain-of-Custody Certification Program as of March 29, 2019.

Metal	Smelter Name	Smelter Location Country
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY